EXHIBIT 10.2

ACTION BY WRITTEN CONSENT

OF DIRECTORS

(Nevada Revised Statutes 78.315(2))

OF

QUANTA, INC.

A Nevada Corporation

The undersigned Directors of Quanta, Inc., a Nevada Corporation (the “Company”) pursuant to the Nevada Revised Statutes, hereby consent to the following actions of the Company as of the date set forth below:

1.	RESIGNATION OF PHIL SANDS FROM ALL OFFICER AND DIRECTOR POSITIONS

RESOLVED: That consistent with the goal of allowing the Company to pursue the business model of Medolife, and consistent with the Control Block Transfer Agreement dated May 10, 2021 under which Phil Sands agreed to transfer his 2,500,000 shares of Series A Preferred Stock in exchange for receiving 3,000,000 shares of the Company’s Common Stock, the Board has today received and hereby accepts the attached resignation letter of Phil Sands from all Officer and Director positions with the Company, to be effective ten days following the mailing of the Schedule 14F Information Statement to the Company’s Shareholders. Current CEO and Director, Arthur Mikaelian, has agreed to assume the role of President, CFO, Secretary and Treasurer of the Company until such time as replacement has been appointed by the Board.

2.	OMNIBUS RESOLUTION

RESOLVED FURTHER, that the officers of the Company, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Company and on its behalf, to execute any additional certificates (including any officer’s certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions.

Dated: May 10, 2021

Arthur Mikaelian	/s/ Phil Sands
Arthur Mikaelian, Director	Phil Sands, Director

May 10, 2021

To the Board of Directors of Quanta, Inc.

I, Phil Sands, hereby resign from as President, CFO, Secretary, Treasurer and Director of the Company (which resignation shall become effective ten days following the mailing of the Schedule 14F to the Company’s Shareholders).

My resignation therefrom is not due to any disagreement with the Company or its Board of Directors.

Sincerely,

/s/ Phil Sands
Phil Sands